CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No.1 to Registration Statement (Form S-1/A) of our report dated October 12, 2007 with respect to the financial statements of Jpak Group, Inc. for the years ended June 30, 2007 and 2006. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Parsippany, New Jersey
February 28, 2008